Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 Avenue of the Americas

New York, New York 10105

Telephone: (212) 370-1300

Facsimile: (212) 370-7889

www.egsllp.com

June 23, 2023

FPA Energy Acquisition Corp.

12460 Crabapple Road – No. 202-623

Alpharetta, Georgia 30004

Re:	Registration Statement of FPA Energy Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to FPA Energy Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of (i) up to 11,500,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), one right of the Company, each right entitling the holder thereof to receive one-tenth (1/10th) of one share of Common Stock (the “Rights”), and one redeemable warrant (the “Warrants”), each Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share, (ii) all shares of Common Stock, all Rights and all Warrants to be issued as part of the Units, (iii) the shares of Common Stock underlying the Rights (the “Right Shares”) and Warrants (the “Warrant Shares”), (iv) up to 345,000 shares of Common Stock issuable to I-Bankers and/or its designees (the “Representative’s Shares”), and (v) up to 345,000 warrants issuable to I-Bankers Securities, Inc. (“I-Bankers”) and/or its designees, each warrant entitling the holder thereof to purchase one share of Common Stock (the “Representative’s Warrants”), pursuant to a Registration Statement on Form S-1, File No. 333-271914, initially filed by the Company with the Commission on May 15, 2023 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement and the Warrant Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company, including the Common Stock, and/or adjustments to outstanding securities of the Company, including the Rights and Warrants, may cause the number of shares of Common Stock underlying the Units, including the Right Shares and Warrant Shares, to exceed the number that remain authorized but unissued.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock underlying the Units will be validly issued, fully paid and non-assessable.

3. Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued and delivered for as part of the Units, as contemplated by the Registration Statement, such Rights will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to the Rights Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Rights, of the Company may cause the number of shares of Common Stock issuable to holders of Rights upon completion of the Company’s initial business combination to exceed the number that remain authorized but unissued.

4. Right Shares. When the Registration Statement becomes effective under the Act and the Right Shares issued and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Right Shares will be validly issued, fully paid and non-assessable.

5. Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company, including the Common Stock, and/or adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

6. Warrant Shares. When the Registration Statement becomes effective under the Act and the Warrant Shares are issued, delivered and paid for in accordance with and in the manner described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

7. Representative’s Warrants. When the Registration Statement becomes effective under the Act and when the Representative’s Warrants are issued, delivered and paid for, as contemplated by the Registration Statement, such Representative’s Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative’s Warrants; (e) with respect to the Common Stock underlying the Representative’s Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities of the Company, including the Representative’s Warrants, may cause the Representative’s Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Representative’s Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

8. Representative’s Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Representative’s Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units, Rights, Warrants and Representative’s Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

3